Exhibit 99(b)

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY ALCOA INC. AND ALCOA HOLDCO CANADA ULC FOR ALL ISSUED AND OUTSTANDING COMMON SHARES (INCLUDING THE ASSOCIATED RIGHTS UNDER THE SHAREHOLDER RIGHTS AGREEMENT) OF ALCAN INC.

NOTICE OF GUARANTEED DELIVERY

for Deposit of Common Shares

of

ALCAN INC.

Pursuant to the Offer to Purchase, dated May 7, 2007, made by

ALCOA HOLDCO CANADA ULC,

a wholly owned subsidiary of Alcoa Inc.,

and

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT YOUR ALCAN COMMON SHARE CERTIFICATES AND/OR RIGHTS CERTIFICATES, IF APPLICABLE, ARE NOT IMMEDIATELY AVAILABLE; YOU ARE NOT ABLE TO DELIVER YOUR ALCAN COMMON SHARE CERTIFICATES AND/OR RIGHTS CERTIFICATES, IF APPLICABLE, TO THE DEPOSITARY BEFORE THE EXPIRATION TIME; THE PROCEDURES FOR DELIVERY BY BOOK ENTRY CANNOT BE COMPLIED WITH ON A TIMELY BASIS; OR THE SEPARATION TIME HAS OCCURRED BEFORE THE EXPIRATION TIME BUT RIGHTS CERTIFICATES HAVE NOT BEEN DISTRIBUTED TO YOU BEFORE THE EXPIRATION TIME.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M., EASTERN DAYLIGHT SAVING TIME, ON JULY 10, 2007, UNLESS EXTENDED OR WITHDRAWN BY THE OFFERORS.

This Notice of Guaranteed Delivery must be used to accept the offer, dated May 7, 2007 (the “Offer”) made by Alcoa Inc., a Pennsylvania corporation (“Alcoa”), and Alcoa Holdco Canada ULC, an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada, and a wholly owned subsidiary of Alcoa (“Alcoa Holdco Canada” and, together with Alcoa, the “Offerors”), to purchase all of the issued and outstanding common shares of Alcan Inc., a corporation organized under the laws of Canada (“Alcan”), together with the associated rights (the “Alcan Rights” and, together with the common shares of Alcan, the “Alcan Common Shares”) issued and outstanding under Alcan’s Shareholder Rights Agreement, only if (i) certificates for the Alcan Common Shares (the “Alcan Common Share Certificates”) and/or certificates for the Alcan Rights (the “Rights Certificates”), if applicable, to be deposited are not immediately available, (ii) an Alcan shareholder is not able to deliver the Alcan Common Share Certificates and/or Rights Certificates, if applicable, and all other required documents to the Depositary before the expiration time, (iii) the procedures for delivery by book-entry transfer, as set forth in the Offer, cannot be complied with on a timely basis, or (iv) if the Separation Time (as defined in the Shareholder Rights Agreement) has occurred before the expiration time but Rights Certificates have not been distributed to Alcan shareholders before the expiration time.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Certain terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase, which includes the Offer and the Circular, have the respective meanings ascribed to them therein.

The Depositary or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

If an Alcan shareholder wishes to deposit Alcan Common Shares pursuant to the Offer and (i) the Alcan Common Share Certificates and/or the Rights Certificates, if applicable, to be deposited are not immediately available, (ii) an Alcan shareholder is not able to deliver the Alcan Common Share Certificates and/or Rights Certificates, if applicable, and all other required documents to the Depositary before the expiration time, (iii) the procedures for delivery by book-entry transfer, as set forth in the Offer, cannot be complied with on a timely basis, or (iv) if the Separation Time (as defined in the Shareholder Rights Agreement) has occurred before the expiration time but Rights Certificates have not been distributed to Alcan shareholders before the expiration time, such Alcan Common Shares may nevertheless be deposited if all of the following conditions are met:

•	the deposit is made by or through an Eligible Institution (as defined below);

•

a properly completed and duly executed Notice of Guaranteed Delivery in the form accompanying the Offer (or a manually signed facsimile copy hereof), is received at any of the offices of the Depositary listed in this Notice of Guaranteed Delivery at or before the expiration time;

•

the Alcan Common Share Certificates (or Book-Entry Confirmation) representing the deposited Alcan Common Shares and, if Rights Certificates have been distributed to Alcan shareholders before the expiration time, the Rights Certificate(s) representing the deposited Alcan Rights, in proper form for transfer, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or, in the case of a book-entry transfer for a DTC account, an Agent’s Message, in the appropriate form and any other documents required by the Letter of Transmittal, are received at any of the offices of the Depositary provided in the Letter of Transmittal on or before 5:00 p.m. (local time at the place of deposit) on the third trading day on the TSX after the date on which the expiration time occurred; and

•

in the case of Alcan Rights where the Separation Time has occurred before the expiration time but Rights Certificates have not been distributed to Alcan shareholders before the expiration time, the Rights Certificate(s) representing the deposited Alcan Rights, together with the Letter of Transmittal (or a manually signed facsimile copy thereof), properly completed and duly executed with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other documents required thereby, are received at any of the offices of the Depositary listed in this Notice of Guaranteed Delivery on or before 5:00 p.m. (local time at the place of deposit) on the third trading day on the TSX after the date on which Rights Certificates are distributed to shareholders.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Agent Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934). Members of these programs are usually members of a recognized stock exchange in Canada or the U.S., members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the U.S.

The undersigned understands and acknowledges that payment for Alcan Common Shares deposited and taken up by the Offerors will be made only after timely receipt by the Depositary of: (i) the Alcan Common Share Certificates (or Book-Entry Confirmation) representing the deposited Alcan Common Shares and, if Rights Certificates have been distributed to shareholders before the expiration time, the Rights Certificate(s) representing the deposited Alcan Rights, in proper form for transfer, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile copy thereof) with any required signature guarantees or, in the case of a book-entry transfer (for DTC accounts), an Agent’s Message, in the appropriate form covering such shares and any other documents required by this Letter of Transmittal, are received at any of the offices of the Depositary listed in the Notice of Guaranteed Delivery on or before 5:00 p.m. (local time at the place of deposit) on the third trading day on the TSX after the date on which the expiration time occurred; and (ii) in the case of Alcan Rights where the Separation Time has occurred before the expiration time but Rights Certificates have not been distributed to Alcan shareholders before the expiration time, the Rights Certificate(s) representing the deposited Alcan Rights, together with a Letter of Transmittal (or a manually signed facsimile copy thereof), properly completed and duly executed with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other documents required thereby, are received at any of the offices of the Depositary listed in this Notice of Guaranteed Delivery on or before 5:00 p.m. (local time at the place of deposit) on the third trading day on the TSX after the date on which Rights Certificates are distributed to shareholders. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offerors or the Depositary to persons depositing Alcan Common Shares and/or Rights Certificates, if applicable, on the Offer Consideration (as defined in the Offer to Purchase) payable in respect of such Alcan Common Shares and/or Rights Certificates, if applicable, regardless of any delay in making such payment, and that the Offer Consideration for the Alcan Common Shares and/or Alcan Rights, if applicable, deposited pursuant to the guaranteed delivery procedures will be the same as that for the Alcan Common Shares and/or Alcan Rights, if applicable, delivered to the Depositary prior to the expiration time of the Offer, even if the Alcan Common Shares or Alcan Rights, if applicable, to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Alcan Common Shares and/or Alcan Rights, if applicable, is not made, until after the take up and payment for the Alcan Common Shares and/or Alcan Rights, if applicable, under the Offer.

All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery is, to the extent permitted by applicable law, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death, incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

Shareholders should contact the Dealer Managers, Soliciting Dealers (if Alcoa decides to form a Soliciting Dealer Group), the Information Agent, the Depositary or their broker or dealer for assistance in accepting the Offer and in depositing Alcan Common Shares and/or Alcan Rights, if applicable, with the Depositary. Their contact details are provided on the back cover of the Offer to Purchase.

TO:    Alcoa Inc. and Alcoa Holdco Canada ULC

AND TO:    Computershare Investor Services Inc., as Depositary

By Mail:	By Hand or Courier:	By Facsimile Transmission:

P.O. Box 7024	100 University Avenue	Fax: (905) 771-4082
31 Adelaide St E	9th Floor	Attention: Corporate Actions
Toronto, Ontario	Toronto, Ontario
M5C 2T7	M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions

TO TENDER ALCAN COMMON SHARES AND/OR ALCAN RIGHTS, IF APPLICABLE, THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE TRANSMISSION OR MAILED TO THE DEPOSITARY AT ANY OF ITS OFFICES LISTED IN THIS NOTICE OF GUARANTEED DELIVERY BY THE EXPIRATION TIME OF THE OFFER AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE MANNER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND ALCAN COMMON SHARE CERTIFICATES OR RIGHTS CERTIFICATES, IF APPLICABLE, WITH THIS NOTICE OF GUARANTEED DELIVERY. ALCAN COMMON SHARE CERTIFICATES AND RIGHTS CERTIFICATES, IF APPLICABLE, MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The undersigned hereby deposits with the Offerors, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal, receipt of which is hereby acknowledged, the Alcan Common Shares or Alcan Rights, if applicable, listed below, pursuant to the guaranteed delivery procedure set forth in the section of the Offer to Purchase entitled “Offer — Manner of Acceptance — Procedures for Guaranteed Delivery.” Alcan shareholders who have deposited Alcan Common Shares under the Offer will be deemed to have deposited the Alcan Rights associated with such Alcan Common Shares. No additional payment will be made for the Alcan Rights and no amount of the consideration to be paid by the Offerors will be allocated to the Alcan Rights. Unless waived by the Offerors, holders of Alcan Common Shares are required to deposit one Alcan Right for each Alcan Common Share in order to effect a valid deposit of such Alcan Common Share or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto.

DESCRIPTION OF ALCAN COMMON SHARES DEPOSITED
Common Shares Certificate Number(s)*	Name(s) in which Common Shares are Registered	Number of Common Shares Represented by Certificate*	Number of Common Shares Deposited**

Total Common Shares:

DESCRIPTION OF ALCAN RIGHTS DEPOSITED*** (To be completed if necessary)
Alcan Rights Certificate Number(s)*	Name(s) in which Alcan Rights are Registered	Number of Alcan Rights Represented by Certificate*	Number of Alcan Rights Deposited**

Total Alcan Rights:

*	Need not be completed if transfer is made by book entry.
**

Unless otherwise indicated, it will be assumed that all Alcan Common Shares evidenced by any Alcan Common Share Certificates and all Alcan Rights evidenced by any Rights Certificates, if applicable, delivered to the Depositary are being deposited.

***

The following procedures must be followed in order to effect the valid delivery of Rights Certificates: (i) if the Separation Time (as defined under the Shareholder Rights Agreement) does not occur before the expiration time, a deposit of Alcan Common Shares by the undersigned will also constitute a deposit of the associated Alcan Rights; (ii) if Rights Certificates are distributed by Alcan to the Alcan shareholders prior to the time that the holder’s Alcan Common Shares are deposited pursuant to the Offer, in order for the Alcan Common Shares to be validly deposited, Rights Certificate(s) representing Alcan Rights equal in number to the number of Alcan Common Shares deposited must be delivered to the Depositary; or (iii) if the Separation Time occurs before the expiration time and Rights Certificates are not distributed by the time that an Alcan shareholder deposits its Alcan Common Shares pursuant to the Offer, the Alcan shareholder may deposit its Alcan Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure provided below. In any case, a deposit of Alcan Common Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) representing Alcan Rights equal in number to the number of Alcan Common Shares deposited pursuant to the Offer to the Depositary, before 5:00 p.m. (local time at the place of deposit) on the third trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. The Offerors reserve the right to require, if Rights Certificates are required to be issued, that the Depositary, prior to taking up the Alcan Common Shares for payment pursuant to the Offer, receives Rights Certificate(s) from the undersigned representing Alcan Rights equal in number to the Alcan Common Shares deposited by the undersigned.

☐ Check here if Alcan Common Shares or Alcan Rights, if applicable, will be delivered by book-entry transfer: Account Number:

CURRENCY OF PAYMENT

☐ I wish to receive payment of the cash portion of the Offer Consideration payable under the Offer in U.S. dollars; or

☐ I wish to receive payment of the cash portion of the Offer Consideration payable under the Offer in Canadian dollars (based on the Bank of Canada Noon Rate on the business day immediately preceding the date of delivery of such payment to the Depositary).

(A shareholder who does not check the box above will receive payment of consideration under the Offer in U.S. dollars.) In the event the currency of payment election checked above is inconsistent with the election, made in the Letter of Transmittal, the election made in the Letter of Transmittal shall control and be deemed the election.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)
Name (please print or type)
Date	Postal Code/Zip Code
Daytime Telephone Number

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, Eligible Institution guarantees to deliver to the Depositary, at its address set forth herein, either Alcan Common Share Certificates and Rights Certificates, if applicable, deposited hereby, in proper form for transfer, or, in the case of a book-entry transfer (confirmation of the book-entry transfer of such Alcan Common Shares or Alcan Rights, if applicable, in either case, together with the duly executed Letter of Transmittal or a manually signed facsimile copy thereof with any required signature guarantees or an Agent’s Message in the case of a book-entry delivery for DTC accounts, and any other documents required by the Letter of Transmittal, all on or before 5:00 p.m. (local time at the place of deposit) on the third trading day on the TSX after the expiration time of the Offer.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and the Alcan Common Share Certificates and/or Rights Certificates, if applicable, to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of the Firm:	Authorized Signature:

Address of the Firm:	Name:

Title:

Telephone Number:	Dated:

The Depositary for the Offer is:

Computershare Investor Services Inc.

By Mail:	By Hand or Courier:	By Facsimile Transmission:
P.O. Box 7024	100 University Avenue	Fax: (905) 771-4082
31 Adelaide St E	9th Floor	Attention: Corporate Actions
Toronto, Ontario	Toronto, Ontario
M5C 2T7	M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions

The Dealer Managers for the Offer are:

In Canada:	In the U.S.:

BMO Nesbitt Burns Inc. 100 King Street West Toronto, Ontario M5X 1H3 Toll-Free: (866) 638-5886	Toll Free: (800) 956-2133 Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Toll Free: (800) 323-5678 Goldman, Sachs & Co. 85 Broad Street New York, New York 10004 Call Collect: (212) 902-1000

The Information Agent for the Offer is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885 (English)

(888) 405-1217 (French)

Email: alcan@mackenziepartners.com